UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITY EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2014 (December 17, 2014)

Exact name of registrant as specified in its charter)

Kentucky (State of incorporation)	001-33998 (Commission file number)	61-0156015 (IRS Employer Identification No.)

600 North Hurstbourne Parkway, Suite 400, Louisville, Kentucky 40222 (Address of principal executive offices) (Zip Code)

(502) 636-4400 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (18 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;             Compensatory Arrangements of Certain Officers.

Effective as of December 17, 2014, Churchill Downs Incorporated (the “Company”) (NASDAQ: CHDN) accepted the resignation of Mr. Leonard S. Coleman, Jr. as a member of its Board of Directors. Mr. Coleman resigned to avoid any potential for conflicts of interest, due to the completion of the Company’s acquisition of Big Fish Games, Inc., a Seattle, Washington based developer of casual games. Mr. Coleman also serves on the Board of Directors for Electronic Arts, Inc. (NASDAQ: EA), a Redwood City, California based developer of video games.

On December 18, 2014, the Company issued a press release reporting the resignation of Mr. Coleman from the Company's Board of Directors. A copy of this press release is furnished as Exhibit 99.1 to this report.

Item 9.01.      Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated December 18, 2014 issued by Churchill Downs Incorporated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto, duly authorized.

CHURCHILL DOWNS INCORPORATED
December 18, 2014	/s/ Alan K. Tse___________________ By: Alan K. Tse Title: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

    Exhibit No.    Description

    99.1        Press Release dated December 18, 2014 issued by Churchill Downs Incorporated.